As filed with the Securities and Exchange Commission on October 7, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	46-4116523
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

Phone: (678) 367-0809

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

AMENDMENT NO. 2 TO THE BOXLIGHT 2014 EQUITY INCENTIVE PLAN

(Full title of plan)

Michael Pope

Chief Executive Officer

Boxlight Corporation

1045 Progress Circle

Lawrenceville, Georgia 30043

Phone: (678) 367-0809

(Name including zip code and telephone number,

including area code, of agent for service)

With copy to:

Stephen A. Weiss

Megan J. Penick

Michelman & Robinson, LLP

800 Third Avenue, 24th Floor

New York, New York 10022

(212) 730-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X]	Smaller reporting company	[X]
		Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, $0.0001 par value	6,390,438	(3)	$1.59	$10,160,797
Total				$10,160,797	$1,108.54

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers securities that may from time to time be offered or issued in respect of this securities registered under this registration statement as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Paid herewith. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the average of the high and low prices of our Class A common stock, par value $0.0001 per share (the “Common Stock”) of Boxlight Corporation (the “Company”) on the Nasdaq Capital Markets on September 29, 2020.

(3)	Represents 6,390,438 shares of Common Stock reserved for issuance under Amendment No. 2 to the Boxlight Corporation 2014 Stock Incentive Plan (the “Plan”). Any shares of Common Stock covered by an award under the Plan (or any portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock that may be issued under the Plan.

EXPLANATORY NOTE

At the 2020 Annual Meeting of Stockholders of Boxlight Corporation (the “Registrant”) held on September 4, 2020, the Registrant’s stockholders approved for issuance an additional 3,700,000 shares pursuant to the Registrant’s Amendment No. 2 to the Boxlight 2014 Equity Incentive Pan (the “Equity Incentive Plan”), increasing the shares available for award and issuance under the Plan to 6,390,438 shares of Class A common stock (the “Common Stock”).

This registration statement on Form S-8 includes a reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. The reoffer prospectus may be used by selling shareholders, including certain unnamed non-affiliates, for reoffers and resales of our Common Stock acquired pursuant to our Equity Incentive Plan.

PART I

INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee annual Plan Information.*

*All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1) under the Securities Act.

REOFFER PROSPECTUS

6,390,438 SHARES OF COMMON STOCK

BOXLIGHT CORPORATION

This prospectus relates to the reoffer and resale from time to time of up to 6,390,438 shares of Class A common stock, par value $0.0001 per share (“Common Stock”), of Boxlight Corporation, a Nevada corporation (the “Company,” “we,” “our” or “us”), by certain selling shareholders named herein as well as certain unnamed non-affiliates.

The selling shareholders may offer and sell the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. The selling shareholders may sell any, all or none of such shares and we do not know when or in what amount the selling shareholders may sell such shares. The inclusion of such shares in this prospectus does not necessarily represent a present intention by the selling shareholders to sell any or all such shares. We will not receive any of the proceeds from the offering or sale of such shares by the selling shareholders.

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “BOXL.” On October 7, 2020, the closing price for our Common Stock as reported by the Nasdaq Capital Market was $1.87.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page I-5 for a discussion of information that should be considered in connection with an investment in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 7, 2020.

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling shareholders will not make an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all the information that you should consider before determining whether to invest in our securities. You should read this entire prospectus carefully, including the information included in the “Risk Factors” section, as well as our consolidated financial statements, notes to the consolidated financial statements and the other information incorporated by reference into this prospectus, before making an investment decision.

Overview

Formed in 2014, Boxlight Corporation is an education technology company that develops, sells and services interactive classroom solutions for the global education market. We are seeking to become a world leading innovator and integrator of interactive products and software for schools, as well as for business and government learning spaces. We currently design, produce and distribute interactive technologies including flat panels, projectors, peripherals and accessories to the education market. We also distribute science, technology, engineering and math (or “STEM”) products, including our robotics and coding system, 3D printing solution and portable science lab. All of our products are integrated into our classroom software suite that provides tools for whole class learning, assessment and collaboration. We also offer professional development and training resources to educators including customized programs, online trainings and certifications, and in-person courses.

We seek to provide easy-to-use solutions combining interactive displays with accessories and robust software to enhance the educational environment, ease the teacher technology burden, and improve student outcomes. Our goal is to become a single source solution to satisfy the needs of educators around the globe and provide a holistic approach to the modern classroom. Our products are currently sold in approximately 60 countries and our software is available in 33 languages. To date, our solutions have sold into over 1,000,000 classrooms. We sell our solutions through more than 500 global reseller partners. We believe we offer the most comprehensive and integrated line of interactive display solutions with peripherals, accessories and teaching software for schools and enterprises. We also provide key training and professional development to ensure successful implementations with high adoption.

Advances in technology and new options for introduction into the classroom have forced school districts to look for solutions that allow teachers and students to bring their own devices into the classroom, provide school districts with information technology departments with the means to access data with or without internet access, handle the demand for video, control cloud and data storage challenges, and allow for distance learning. Our design teams are able to quickly customize systems and configurations to serve the needs of clients so that existing hardware and software platforms can communicate with one another. Our goal is to become a single source solution to satisfy the needs of educators around the globe and provide a holistic approach to the modern classroom.

We pride ourselves in providing industry-leading solutions and have received numerous awards:

●	2020 Tech & Learning Awards of Excellence– Boxlight-EOS Distance Teaching Essentials and MyStemKits 3D printing curriculum;

●	2019 Tech Edvocate Award Winner– Boxlight’s MimioClarity Classroom Audio Distribution System (Best Classroom Audio-Visual App or Tool);

●	2019 Tech Edvocate Award Finalist – Boxlight’s Mimio MyBot Educational Robotic System (Best STEM/STEAM Education App or Tool);

●	2019 Tech & Learning ISTE Best in Show Award – MimioClarity and Mimio MyBot;

●	2019 Cool Tool Award WINNER: THE EDTECH AWARDS 2019 – MimioSpace for Hardware for Education;

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●	2019 Cool Tool Finalist Award: THE EDTECH AWARDS 2019 – MimioFrame for New Product or Service;

●	2019 Cool Tool Finalist Award: THE EDTECH AWARDS 2019 – C3 MicroCloud for Networking, IT, Connectivity, or Access Solution;

●	2018 Gold Winner in the Reader’s Choice Awards – Boxlight Projector;

●	2018 Award of Excellence Tech & Learning Magazine – MimioFrame (Honorable Mention);

●	2018 Tech Edvocate Award Winner– MimioSpace (Best Collaboration App or Tool);

●	2018 Tech Edvocate Award Finalist– MimioFrame (Best Classroom Audio-Visual App or Tool category);

●	2018 Tech & Learning ISTE Best in Show Award – MimioSpace;

●	2018 Impact Regional Business Awards, Boxlight, Education;

●	2018 Cool Tool Finalist Award: THE EDTECH AWARDS 2018 – Boxlight P9 Projectors;

●	2018 Bett Awards: Tools for Teaching, Learning and Assessment – Labdisc;

●	2017 EdTech Digest Cool Tool Award: Labdisc;

●	2017 Tech&Learning – Best of TCEA – Labdisc;

●	2017 Tech&Learning – Best of BETT – Labdisc;

●	2017 Bett Awards: Tools for Teaching, Learning and Assessment – MimioStudio with MimioMobile;

●	2016 District Administration: Readers’ Choice Top 100 – MimioStudio with MimioMobile;

●	2016 Award of Excellence Tech & Learning Magazine – MimioTeach;

●	2016 Cool Tool Award: MimioMobile App with MimioStudio Classroom Software; and

●	2016 Tech & Learning ISTE Best in Show Award – P12 Projector Series.

The COVID-19 pandemic has impacted global economies, resulting in workforce and travel restrictions, supply chain and production disruptions and reduced demand and spending across the education technology sector. These factors began having adverse impacts on our operations, financial performance, liquidity and price of our securities as well as on the operations and financial performance of many of the customers and suppliers in the education technology sector.

We have taken steps to protect the health and safety of our employees and maintain business continuity. In addition, we have taken steps to reduce the financial and operating effects on our business, including making significant reductions in payroll, reducing travel & entertainment expenditures, professional fees, marketing expenses, contract services and other operating expenses. In March 2020, we had a payroll reduction which is expected to result in an approximately 17% reduction of our total annual payroll expense.

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Our Strategic Goals

We believe that our future success will depend upon many factors, including those discussed below. While these areas represent opportunities for us, they also represent challenges and risks that we must successfully address.

●	Increasing our customer base. Our principal customers are value added reseller partners that sell to school districts. We have been successful in providing our hardware, software and service solutions to educators through our reseller partner network, and we expect to continue to increase our sales channel and provide additional solutions for education.

●	Investing in research and development. We intend to continually develop and introduce innovative products, enhance existing products, and effectively stimulate customer demand for existing and future products.

●	Expanding our sales and marketing team. We intend to invest significant resources in our marketing, advertising and brand management efforts.

●	Expanding our product and technology offerings. Our long-term growth will depend in part on our ability to continually expand our hardware, software and service offerings, which we intend to do through both our internal research and development initiatives, as well as through strategic acquisition opportunities and joint ventures that may develop, such as Cohuborate, Qwizdom, EOS Education, Modern Robotics, Robo3D and MyStemKits.

●	Strategic acquisitions and joint ventures. We believe we can materially increase our revenues and scope by acquiring or joint venturing with solutions providers focused on the education and learning technologies market segments, have gained the trust and support of school districts, and are located in geographically strategic areas throughout the United States and internationally.

●	Developing strategic partnerships and alliances. We currently work with a variety of major software and hardware solution providers, with whom we are developing embedded solutions to offer buffered content inside our displays to allow smooth content streaming across multiple platforms. We intend to further existing, and develop additional, strategic partnerships and alliances.

Please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the SEC on May 13, 2020, as amended under Form 10-K/A as filed with the SEC on July 13, 2020, as well as our subsequent filings with the SEC for additional information about our business, operations and financial condition.

Corporate Information

Our common stock, par value $0.0001 per share, is traded on the Nasdaq Capital Market under the symbol “BOXL.” We are a Nevada corporation. Our principal executive/administrative offices are located at 1045 Progress Circle, Lawrenceville, Georgia 30043, and our telephone number is (678) 367-0809. Our website address is https://www.boxlight.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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The Offering

Outstanding Common Stock	50,871,711 shares of our Class A common stock are outstanding as of October 7, 2020.

Common Stock Offered	Up to 6,390,438 shares of Class A common stock for sale by the selling stockholders (which include our executive officers and directors), as well as certain unnamed selling stockholders, for their own account pursuant to the Equity Incentive Plan.

Selling Stockholders	The selling stockholders named herein are set forth in the section entitled “Selling Stockholders” of this reoffer prospectus on page I-5.

Proceeds	We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders. We would, however, receive proceeds upon the exercise of the stock options by those who receive options under the Plans and exercise such options for cash. Any cash proceeds will be used by us for general corporate purposes.

Risk Factors	The securities offered hereby involve a high degree of risk. See “Risk Factors.”

Nasdaq Capital Market Symbol	BOXL

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding Novation Companies, Inc. and its business. Forward-looking statements are those that predict or describe future events, do not relate solely to historical matters and include statements regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional auxiliary verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Risks, uncertainties, contingencies, and developments, including those discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s periodic reports and those identified in “Risk Factors”, could cause our future operating results to differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Investors should carefully consider all of the information set forth in this Prospectus, the risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2019, and the risk factors and other information in the Company’s subsequent filings with the SEC, before deciding to invest in our Common Stock. Such risks disclosed therein are not exhaustive, and additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occur, our business, financial condition or operating results may suffer, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the selling shareholders identified in this prospectus. See “Selling Shareholders.” All net proceeds from the sale of the Common Stock will go to the shareholders who offer and sell their shares. We will not receive any part of the proceeds from such sales of Common Stock. We will, however, receive proceeds from the exercise by the Selling Stockholders of options to purchase Common Stock, which proceeds will be applied to general working capital purposes.

SELLING SHAREHOLDERS

This prospectus relates to the reoffer and resale from time to time of up to 6,390,438 shares of Common Stock issued to the selling shareholders, or underlying equity awards issued to the selling shareholders, under our Equity Incentive Plan. The selling shareholders may sell any, all or none of such shares and we do not know when or in what amount the selling shareholders may sell such shares. The inclusion of such shares in the table below does not necessarily represent a present intention by the selling shareholders to sell any or all such shares. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all Common Stock covered by this prospectus has been sold.

The following table sets forth (i) the number of shares of Common Stock beneficially owned by each selling shareholder as of October 7, 2020, (ii) the number of shares to be offered for resale by each selling shareholder and (iii) the number and percentage of shares of Common Stock that each selling shareholder will beneficially own after completion of the offering, assuming that all shares of Common Stock that may be offered for resale are sold and no other shares of Common Stock beneficially owned by the selling shareholders also are sold.

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Unless otherwise indicated, the address for each of the selling shareholders named below is c/o Boxlight Corporation, 1045 Progress Circle, Lawrenceville, Georgia 30043.

Name of Selling Stockholder	Number of Shares Owned	Number of Shares to be Shares to be Offered for the Account of the Selling Stockholder (1)(2)	Number of Shares Owned After the Offering	% Owned After the Offering
Michael Pope (3)	1,192,942	787,622	405,320	*
Takesha Brown (4)	401,542	388,000	13,542	*
James Mark Elliott (5)	884,076	681,841	202,235	*
Henry F. Nance (6)	1,066,192	944,020	122,172	*
Daniel Leis (7)	432,000	332,000	100,000	*
Rudolph F. Crew (8)	158,417	105,417	53,000	*
Dale Strang (9)	281,250	281,250	—	*
Tiffany Kuo (10)	256,250	256,250	—	—
Charles P. Amos (11)	40,761	40,761	—	—
R. Wayne Jackson (12)	40,761	40,761	—	—

*denotes less than 1%

(1)	These are designated as “control securities” as such term is defined in General Instruction C to Form S-8.
(2)	Represents vested and unvested options, warrants or restricted stock units.
(3)	Michael Pope is our Chief Executive Officer. His holdings being registered herein consist of (i) 87,622 shares of restricted Common Stock, (ii) options to purchase 400,000 shares of Common Stock, awarded on April 15, 2020, which options vest in substantially equal monthly installments over a four year period, (iii) options to purchase 100,000 shares of Common stock, awarded on January 2, 2020 which vest in substantially equal monthly installments over a one year period, and (iv) options to purchase 100,000 shares of common stock each year, awarded on January 2, 2019 and January 2, 2018 and which are fully vested.
(4)	Takesha Brown is our Chief Financial Officer. Her holdings being registered herein consist of (i) options to purchase 300,000 shares of Common Stock, which options were awarded on April 15, 2020 and vest in substantially equal monthly installments over a period of four years, (ii) options to purchase 35,000 shares of common stock, which options were awarded on March 19, 2018 and are fully vested, (iii) options to purchase 35,000 shares of common stock, which options were awarded on February 14, 2018 and vest in substantially equal quarterly installment over a period of four years, and (iv) options to purchase 18,000 shares of common stock, which options were awarded on April 4, 2017 and vest in substantially equal quarterly installment over a period of four years.
(5)	James Mark Elliott is a director and our former Chief Executive Officer. His holdings being registered herein consist of (i) options to purchase 50,000 shares of Common Stock, awarded on January 13, 2020, which options vest in substantially equal monthly installments over a one year period, (ii) options to purchase 100,000 shares of Common stock, awarded on January 2, 2020 vesting in substantially equal monthly installments over a one year period, (iii) options to purchase 100,000 shares of common stock each year, awarded on January 2, 2019 and January 2, 2018 and are fully vested and (iv) options to purchase 331,841 shares of Common stock, which were awarded on September 18, 2014 and are fully vested.
(6)	Henry F. Nance is our Chief Operating Officer. His holdings being registered herein consist of (i) options to purchase 400,000 shares of Common Stock, awarded on April 15, 2020, which options vest in substantially equal monthly installments over a four year period, (ii) options to purchase 100,000 shares of Common stock, awarded on January 2, 2020 and which vest in substantially equal monthly installments over a one year period, (iii) options to purchase 100,000 and 200,000 shares of common stock each year, awarded on January 2, 2019 and January 2, 2018, respectively and which are fully vested, (iv) options to purchase 37,829 shares of Common Stock, awarded on November 30, 2017 which are fully vested, and (v) 106,191 shares of Common Stock, awarded on September 18, 2014 which are fully vested.

I-6

(7)	Daniel Leis is our Global Sales and Marketing Leader. His holdings being registered consist of (i) options to purchase 300,000 shares of Common Stock, which options were awarded on April 15, 2020 and vest in substantially equal amounts on a monthly basis over a period of four years and, (ii) options to purchase 16,000 shares granted on each of September 17, 2019 and September 17, 2018 and which vest in substantially equal amounts on an annual basis over a period of four years.
(8)	Rudolph F. Crew is a director on our board of directors. His holdings being registered consist of (i) options to purchase 80,000 shares of Common Stock, which options were awarded on April 15, 2020 and vest in substantially equal amounts on a monthly basis over a period of four years, (ii) options to purchase 10,417 shares of Common Stock, which options were awarded on August 6, 2019 and are fully vested, and (iii) options to purchase 15,000 shares of Common Stock, which options were awarded on February 14, 2018 and vest in substantially equal amounts on a quarterly basis over a period of four years.
(9)	Dale Strang is a director on our board of directors. His holdings being registered consist of (i) options to purchase 200,000 shares of Common Stock, which options were awarded on April 15, 2020 and vest in substantially equal amounts on a monthly basis over a period of four years, (ii) options to purchase 31,250 shares of Common Stock, which options were awarded on August 6, 2019 and are fully vested, and (iii) options to purchase 50,000 shares of Common Stock, which options were awarded on November 30, 2017 and are fully vested.
(10)	Tiffany Kuo is a director on our board of directors. Her holdings being registered consist of (i) options to purchase 252,605 shares of Common Stock, which options were granted in three tranches over 2018, 2019 and 2020 and which options vest in monthly installments over a period of four years, (ii) options to purchase 31,250 shares of Common Stock, which options were awarded on August 6, 2019 and are full vested, and (iii) options to purchase 25,000 shares of Common Stock, which options were awarded on February 14, 2018 and vest in substantially equal amounts on a quarterly basis over a period of four years.
(11)	Charles P. Amos is a director on our board of directors. His holdings consist of restricted stock units (“RSUs”) granted on June 30, 2020, which RSUs vest in substantially equal monthly installments over a period of 12 months.
(12)	R. Wayne Jackson is a director on our board of directors. His holdings consist of RSUs granted on June 30, 2020, which RSUs vest in substantially equal monthly installments over a period of 12 months.

PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “selling stockholder” means and includes:

●	the persons identified in the table above as the selling stockholders; and

●	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the shares of our common stock offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The shares of our common stock offered by this reoffer prospectus may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The selling stockholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the common stock offered hereby. The distribution of the common stock by the selling stockholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the selling stockholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with sales of our common stock.

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The selling stockholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders also may sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of shares of our common stock. The broker-dealer may then resell or otherwise transfer such shares of common stock pursuant to this reoffer prospectus.

The selling stockholders also may lend or pledge shares of our common stock to a broker-dealer. The broker-dealer may sell the shares of common stock so lent, or upon a default the broker-dealer may sell the pledged shares of common stock pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock of the selling stockholders.

Although the shares of common stock covered by this reoffer prospectus are not currently being underwritten, the selling stockholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the selling security holders in any offering or distribution of common stock may be deemed “underwriters” within the meaning of the Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the common stock offered hereby may not simultaneously engage in market making activities with respect to the common stock for a period of up to five days preceding such distribution. The selling stockholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the selling stockholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, the common stock offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. However, the selling stockholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock offered pursuant to this reoffer prospectus. We have agreed to indemnify certain of the selling security holders against certain liabilities, including liabilities under the Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the selling stockholders will sell any or all of the securities offered by them hereby.

Transfer Agent and Registrar

The Transfer Agent and Registrar for shares of our common stock and preferred stock is VStock Transfer, LLC, Woodmere, New York. Our Transfer Agent and Registrar’s telephone number is (212) 828-8436.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Michelman & Robinson, LLP, New York, New York and Los Angeles, California.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2019 and 2018 incorporated by reference in this prospectus constituting a part of the Registration Statement on Form S-8 have been so incorporated in reliance on the report of Dixon Hughes Goodman LLP, an independent registered public accounting firm which prepared the report for the years ended December 31, 2019 and 2018, which is also incorporated by reference, given on the authority of said firm as an expert in auditing and accounting. The report of Dixon Hughes Goodman LLP contains explanatory paragraphs which state the following:

●	The Company has suffered recurring losses since inception, has a working capital deficit, and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

●	The Company has changed its method of accounting for revenue recognition in 2019 with the adoption of Accounting Standards Codification Topic 606, Revenue from Contracts with Customers.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the shares offered hereby. This prospectus supplement and the base prospectus, dated July 28, 2020, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s Public Reference Room. In addition, the SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we will file reports, proxy statements and other information with the SEC.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

We are a Nevada corporation and, accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article 9 of our Amended and Restated Articles of Incorporation, Article 8 of our by-laws and the Nevada Revised Business Statutes, contain indemnification provisions.

Our Amended and Restated Articles of Incorporation provides that we will indemnify, in accordance with our by-laws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. We will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Board and (ii) the indemnification does no relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents previously filed by us with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this reoffer prospectus and made a part hereof:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on May 13, 2020 and Amendment No 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed with the SEC on July 13, 2020;

(b)	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 13, 2020;.

(c)	Our Quarterly Report on Form 10-Q for the period ended March 31, 2020 filed with the SEC on May 15, 2020 and our Quarterly Report on Form 10-Q for the period ended June 30, 2020 filed with the SEC on August 14, 2020;

(d)	Our Current Reports on Form 8-K (other than information furnished rather than filed) as filed with the SEC on January 14, 2020, January 28, 2020, February 7, 2020, February 26, 2020, March 5, 2020, March 13, 2020, March 18, 2020, March 20, 2020, March 23, 2020, April 10, 2020, April 22, 2020, May 21, 2020, June 9, 2020, June 12, 2020, June 24, 2020, July 7, 2020, July 24, 2020, July 29, 2020, July 31, 2020, August 13, 2020, August 14, 2020, September 4, 2020, September 22, 2020, September 24, 2020 and September 25, 2020; and

(e)	The description of our Class A common stock contained in the Registration Statement on Form 8-A/A, filed with the SEC on November 17, 2015, including any amendments or reports filed for the purpose of updating such description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This information in this document may only e accurate as of the date of this document.

Additional risks and uncertainties not presently known or that are deemed immaterial may also impair our business operations. The risks and uncertainties described int his document and other risks and uncertainties which we may face int eh future will have a greater impact on these who purchase our Class A common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

6,390,430 shares of

Class A Common Stock

October 7, 2020

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement and made a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on May 13, 2020 and the Registrant’s Amendment No 1 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed with the SEC on July 13, 2020;

(b)	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 13, 2020;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 filed with the SEC on May 15, 2020 and the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 filed with the SEC on August 14, 2020;

(d)	The Registrant’s Current Reports on Form 8-K (other than information furnished rather than filed) as filed with the SEC on January 14, 2020, January 28, 2020, February 7, 2020, February 26, 2020, March 5, 2020, March 13, 2020, March 18, 2020, March 20, 2020, March 23, 2020, April 10, 2020, April 22, 2020, May 21, 2020, June 9, 2020, June 12, 2020, June 24, 2020, July 7, 2020, July 24, 2020, July 29, 2020, July 31, 2020, August 13, 2020, August 14, 2020, September 4, 2020, September 22, 2020, September 24, 2020 and September 25, 2020; and

(e)	The description of the Registrant’s Class A common stock contained in the Registration Statement on Form 8-A/A, filed with the SEC on November 17, 2015, including any amendments or reports filed for the purpose of updating such description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

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Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is a Nevada corporation and, accordingly, is subject to the corporate laws under the Nevada Revised Statutes. Article 9 of the Registrant’s Amended and Restated Articles of Incorporation, Article 8 of the Registrant’s by-laws and the Nevada Revised Business Statutes each contain indemnification provisions.

The Registrant’s Amended and Restated Articles of Incorporation provide that the Registrant will indemnify, in accordance with its by-laws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. As such, the Registrant will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Registrant’s board of directors and (ii) the indemnification does no relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

The Registrant has entered into indemnification agreements with each of its directors and officers. These indemnification agreements require the Registrant, among other things, to indemnify its directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as a director or officer of the Registrant, or any of its subsidiaries or any other company or enterprise to which the person provides services at our request.

The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 9. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

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Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibit.

See Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lawrenceville, of the State of Georgia, on this 7th day of October, 2020.

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Michael Pope
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Michael Pope, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Pope	Chief Executive Officer and Chairman of the Board	October 7, 2020
Michael Pope	(Principal Executive Officer)

/s/ Henry (“Hank”) Nance	Chief Operating Officer	October 7, 2020
Henry (“Hank”) Nance

/s/ Takesha Brown	Chief Financial Officer	October 7, 2020
Takesha Brown	(Principal Financial and Accounting Officer)

/s/ James Mark Elliott	Director	October 7, 2020
James Mark Elliott

/s/ Tiffany Kuo	Director	October 7, 2020
Tiffany Kuo

/s/ Dale Strang	Director	October 7, 2020
Dale Strang

/s/ Rudolph Crew	Director	October 7, 2020
Rudolph Crew

/s/ R. Wayne Jackson	Director	October 7, 2020
R. Wayne Jackson

/s/ Charles P. Amos	Director	October 7, 2020
Charles P. Amos

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Exhibits

Exhibit No.	Description of Exhibit
3.2	Eleventh Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1 (File No. 333-204811) filed on December 15, 2016).

3.2	Bylaws (incorporated by reference to Exhibit 3.3 in the Draft Registration Statement on Form S-1 (Reg. No. 377-00845) filed on November 12, 2014)

5.1	Legal Opinion of Michelman & Robinson LLP*

10.1	Amendment No. 2 to the Boxlight Corporation 2014 Equity Incentive Plan.*

23.1	Consent of Dixon Hughes Goodman LLP*

23.2	Consent of Michelman & Robinson LLP (included in Exhibit 5.1)*

24.1	Powers of Attorney (included on signature page)

*Filed herewith.

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